Neuberger Berman High Yield Strategies Fund

Section 16(a) Beneficial Ownership Reporting Compliance
Metropolitan Life Insurance Company filed an Initial Statement of Beneficial Ownership on Form 3 after the required time period for five transactions that occurred during the fiscal year ended
October 31, 2013.